Consent of Independent Registered Public Accounting Firm


As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 23, 2004 on the financial statements of Light Revolution Fund as of October 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 9 to the Light Revolution Fund's (SEC File No. 811-8535) Registration Statement on Form N-1A.


/s/ Cohen McCurdy, Ltd.
Cohen McCurdy, Ltd.
Westlake, Ohio
February 25, 2005